EXHIBIT 4.1


                         TECHNOL FUEL CONDITIONERS, INC.

                          CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

      TECHNOL FUEL CONDITIONERS, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation, as amended and restated to date (the "Articles of Incorporation"), of the Corporation and in accordance with
Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors of the Corporation adopted the following resolution establishing a series of One Million Shares (1,000,000) shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

      RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Articles of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

      1. Designation. The series of preferred stock established hereby shall be designated the "Series A Convertible Preferred Stock" (and shall be referred to herein as the "Preferred Shares") and the authorized number of Preferred Shares shall be One Million Shares (1,000,000) shares.

      2. Rank. With respect to any Liquidation Event (as defined herein), the Preferred Shares shall rank prior to the Corporation's common stock, par value $.001 per share (the "Common Stock"), the "Junior Securities").

      3. Voting Rights. Along with the holders of the Common Stock, each holder of Preferred Shares shall have one vote on all matters submitted to the holders of Common Stock for each share of Common Stock into which such Preferred Shares would be converted if converted as of the date of such vote based on the Conversion Ratio (as herein defined) then in effect, but regardless as to whether the Preferred Shares are then convertible. In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Corporation shall not alter, change or amend the preferences or rights of the Preferred Shares.

      4. Dividends. The Preferred Shares shall not be entitled to receive a dividend and, as long as any Preferred Shares remain outstanding, no dividends shall be declared on any Junior Security without the consent in writing of holders of at least a majority of the Preferred Shares then outstanding. Subject to the foregoing sentence, in the event that the Corporation declares or


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pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Preferred
Shares at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Shares had all of the outstanding Preferred Shares been converted immediately prior to the record date for such dividend or, if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that for purposes of determining the number of shares of Common Stock into which the Preferred Shares are converted, it shall be assumed that a Recapitalization Event has been effected.

      5. Liquidation Right and Preference. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount per share for each outstanding Preferred Share equal to $1,000,000.00 (herein, "Liquidation Value"), before any payments shall be made or any assets distributed to the holders of any Junior Securities. If, upon any Liquidation Event, the assets of the Corporation are insufficient to pay the Liquidation Value, the holders of such Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full Liquidation Value to which each holder of Preferred Shares is entitled, the holders of the Preferred Shares will not be entitled to any further participation as such in any distribution of assets of the Corporation.

      6.    Conversion Rights.

            (a) Conversion Ratio. The Preferred Shares shall be initially convertible into Common Stock at the rate of One Thousand (1,000.00) shares of Common Stock per Preferred Share converted (the "Conversion Ratio"). The shares of Common Stock issuable upon conversion of the Preferred Shares shall be referred to herein as the "Conversion Shares." The Conversion Ratio shall be subject to adjustment pursuant to Sections 8(a) and (b). For the avoidance of doubt, a Recapitalization Event shall trigger an appropriate adjustment to the Conversion Ratio under Section 8(a) and (b).

            (b) Optional Conversion. Following the time upon which a Recapitalization Event becomes effective under all applicable provisions of the Colorado Business Corporation Act and the Corporation's Articles of Incorporation and Bylaws are amended, the Preferred Shares may be convertible into such number of shares of Common Stock based on the Conversion Ratio then in effect. As used herein, the term "Recapitalization Event" means a combination of the Corporation's Common Stock on the basis of at least 1-for-8, or a merger with a wholly-owned subsidiary of the Corporation pursuant to which each outstanding share of Common Stock is to be exchanged for no more than 1/8 of a share of common stock of the surviving corporation in such merger.

            (c) Automatic Conversion. The Preferred Shares shall, automatically and without any action on the part of the holders thereof, convert into a number of fully paid and nonassessable shares of Common Stock based on the then applicable Conversion Ratio upon the earlier of (i) such time as the United States Securities and Exchange Commission has declared effective a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of Conversion Shares, or (ii) the date on which the Conversion Shares


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relating to such Preferred Shares are eligible for resale pursuant to Rule
144(k) promulgated under the Securities Act (or any successor rule thereto), but regardless of whether the holder of any such Preferred Shares is then deemed an affiliate of the Corporation; provided, however, in either case, that a Recapitalization Event has occurred. The Conversion Ratio shall be subject to adjustment pursuant to Sections 8(a) and (b).

            (d) Optional Conversion Mechanics. In order to exercise the conversion privilege described in paragraph (b) of this Section, a holder of Preferred Shares shall (1) notify the Corporation in writing of such holder's intent to convert a specified portion of such shares (the "Conversion Notice" and the date of such notice which shall be the same or later than the date notice is given, the "Conversion Notice Date") and (2) provide, on or prior to the Conversion Notice Date, to the Corporation at its principal office the certificate evidencing the Preferred Shares being converted, duly endorsed to the Corporation and accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such Preferred Shares. Preferred Shares converted in accordance with paragraph (b) of this Section shall be deemed to have been converted on the day of receipt by the Corporation of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the holder of such Preferred Shares other than the right to receive shares of Common Stock upon conversion of the Preferred Shares pursuant to the terms hereof, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of Common Stock issuable upon conversion. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion, computed to the nearest full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into Common Stock.

            (e) Automatic Conversion Mechanics. The Corporation shall not be obligated to issue the shares of Common Stock issuable upon the automatic conversion of the Preferred Shares, as described in paragraph (c) of this Section, unless certificates evidencing such Preferred Shares are either delivered to the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes agreements satisfactory to the corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of any automatic conversion of the Preferred Shares pursuant to paragraph (c) of this Section, the holders of the Preferred Shares shall surrender the certificates representing the Preferred Shares for which such automatic conversion has occurred to the Corporation and the Corporation shall cause its transfer agent to deliver the shares of Common Stock issuable upon such conversion to the holder within three business days of the holder's delivery of the applicable Preferred Share certificate(s).

      7. Preemptive Rights. Holders of Preferred Shares shall have no preemptive rights with respect to any future issuances of securities by the Corporation.

      8.    Other Terms of Preferred Shares.

            (a) Stock Split, Stock Dividend, Recapitalization, etc. If the Corporation, at any time while any Preferred Shares are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common


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Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of any Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Shares been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (b) No Impairment. Unless approved in accordance with Section 3 hereof the Corporation will not, by amendment of its Articles of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 8(a) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

            (c) Notices of Record Date. In the event that this Corporation shall propose at any time:

            (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (for avoidance of doubt, the foregoing phrase does not include any stock split or reverse stock split which results in an automatic adjustment of the Conversion Ratio purchase to Section 8(a) above);

            (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

            (iii) to merge with or into any other corporation (other than a merger in which the holders of the outstanding voting equity securities of the Corporation immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock:

            (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above; and


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            (2)   in the case of the matters referred to in (ii) and (iii)
above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of this Corporation and shall be deemed given when so mailed.

            (d) Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (e) Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to Section 6 hereof, (i) the Preferred Shares so converted shall be retired and cancelled and shall not be reissued and (ii) the authorized number of Preferred Shares set forth in Section 1 hereof shall be automatically reduced by the number of Preferred Shares so converted and the number of shares of the Corporation's undesignated Preferred Stock shall be deemed increased by such number.

            (f) Loss, Theft, Destruction of Preferred Shares. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing Preferred Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Preferred Shares, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates representing Preferred Shares, new certificates representing Preferred Shares of like tenor.

      IN WITNESS WHEREOF, Technol Fuel Conditioners, Inc. has caused this Certificate to be signed on its behalf, as of January 26, 2005.

                                     TECHNOL FUEL CONDITIONERS, INC.
                                     A Colorado corporation

                                     By: /s/ Melvin Hooper
                                     --------------------------------------
                                         Melvin Hooper
                                         Its: President/Chief Executive Officer